Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated and made as of December 30, 2011, modifying the Employment Agreement dated as of July 1, 1999 (together with any and all previous amendments, the “Employment Agreement”) between GP Strategies Corporation (the “Company”), and Scott N. Greenberg (“Employee”).

WHEREAS, the Company and General Physics Corporation, a Delaware Corporation and wholly owned subsidiary of the Company (“General Physics”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”), whereby the Company will merge (the “Merger”) with and into General Physics, with General Physics as the surviving corporation being renamed “GP Strategies Corporation” (the “Surviving Company”); and

WHEREAS, the Company and the Employee wish to amend the Employment Agreement to substitute the Surviving Company for the Company as the Employee’s employer, to modify the definition of “change in control” as it relates to the Merger and to make other changes consistent with the Merger.

NOW THEREFORE, intending to be legally bound, and for good and valuable consideration, including the mutual covenants set forth herein, the Company and the Employee hereby agree to amend the Employment Agreement as follows:

1.                                       Amendments.

a.                                       Effective January 1, 2012, the Surviving Company will be substituted for the Company as the Employee’s employer, and the term “Company” in the Employment Agreement shall mean GP Strategies Corporation, a Delaware corporation.

b.                                      Section 4 of the Employment Agreement (“Place of Employment”) shall be amended to read in its entirety as follows:

“Employee’s principal place of work shall not be located outside of the Elkridge, Maryland area without the Employee’s consent.”

c.             Notwithstanding anything to the contrary in Subsection 10(d) of the Employment Agreement, the parties agree that neither the Merger pursuant to the Merger Agreement nor the renaming of the Surviving Company shall be deemed a “change in control” or “management change in control” for any purpose under the Employment Agreement.

d.             Section 21 of the Employment Agreement (“Counterparts; Governing Law”) shall be amended to read in its entirety as follows:

“This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  It shall be governed and construed in accordance with the laws of Maryland, without giving effect to conflict of laws.”

2.                                       Miscellaneous.

a.                                       Each reference in the Employment Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall hereafter mean and be a reference to the Employment Agreement, as amended hereby.  Except as specifically amended hereby, the Employment Agreement, and each and every term and provision thereof, shall remain in full force and effect.

b.                                      This Amendment shall be governed, construed, interpreted and enforced in accordance with the laws of the State of Maryland, without giving effect to conflict of laws principles.

c.                                       Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Amendment, and the remaining provisions contained in this Amendment shall be construed to preserve to the maximum permissible extent the intent and purposes of this Amendment.  Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

d.                                      This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile or other electronic transmission of this Amendment shall be deemed an original.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Amendment as of the date first written above.

GP STRATEGIES CORPORATION

By:	/s/ Douglas E. Sharp	/s/ Scott N. Greenberg
Name: Douglas E. Sharp		Scott N. Greenberg
Title: President